Exhibit 23

CONSENT OF INDEPENDENT AUDITOR

The Board of Directors

iSOFT Group Limited

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-120401, 333-50746, 333-00733, 333-33327, 333-75383, 333-58526, 333-67472, 333-149500, 333-149501, 333-170511) of Computer Science Corporation of our Independent Auditors Report and Auditor’s Independence Declaration dated October 13, 2011, with respect to the Financial Report of iSOFT Group Limited which appears in the Current Report on Form 8-K/A of Computer Science Corporation filed on October 13, 2011.

/s/ PKF
PKF

/s/ Bruce Gordon
Bruce Gordon
Partner
PKF
Sydney, Australia
October 13, 2011